FREEDOM MUTUAL FUND

              AMENDMENT NO.6 TO AGREEMENT AND DECLARATION OF TRUST


     AMENDMENT NO. 6 to the Agreement and Declaration of Trust of FREEDOM MUTUAL FUND, dated December 22, 1980, as amended, made at Boston, Massachusetts as of this 16th day of March, 1993.


                                   WITNESSETH:

     WHEREAS, Section 8.3 of the Agreement and Declaration of Trust dated December 22, 1980, as amended (the "Agreement"), of Freedom Mutual Fund (the "Trust") provides that the Agreement may be amended to abolish a Series of Shares by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and

     WHEREAS, the Trustees have the authority, under Section 4.1 of the Agreement, to abolish any Series and the establishment and designation thereof, which was previously established by the Trustees pursuant to Section 4.1 of the Agreement, so long as no Shares of such Series are outstanding at that time; and

     WHEREAS, the Trust presently consists of three Series of Shares; and

     WHEREAS, the Trustees desire to liquidate the Series of Share of the Trust established and designated as the "Freedom Short-Intermediate Treasury Fund" and to abolish the establishment and designation thereof and by resolution have authorized the foregoing and all foregoing and all actions necessary to effective the same including the filing of this amendment.

     NOW, THEREFORE, the Trustees hereby state:

     1. That Section 4.2 of the Agreement and Declaration of Trust and all other appropriate references in the Agreement are amended to abolish the establishment and designation of the Freedom Short-Intermediate Treasury Fund Series and to delete any and all references to such Series from the Agreement, effective as of this date.

     2. Furthermore, that the initial paragraph of Section 4.2 of the Agreement and Declaration of Trust as heretofore in effect is amended to read as follows:


         "Section 4.2 Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate two Series of Shares: Freedom Cash Management Fund and Freedom Government Securities Fund. The Shares of such Series and any Shares of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences:"

     The undersigned, being a majority of the Trustees of the Trust, hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Agreement and Declaration of Trust.


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     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of this 16th day of March, 1993.



                                                  William A. Barron III
                                                  ------------------------------
                                                  William A. Barron III


                                                  Thomas J. Brown
                                                  ------------------------------
                                                  Thomas J. Brown


                                                  Dexter A. Dodge
                                                  ------------------------------
                                                  Dexter A. Dodge


                                                  Hugh A. Dunlap, Jr.
                                                  ------------------------------
                                                  Hugh A. Dunlap, Jr.


                                                  Richard A. Farrell
                                                  ------------------------------
                                                  Richard A. Farrell


                                                  Patrick Grant
                                                  ------------------------------
                                                  Patrick Grant


                                                  Ralph Lowell, Jr.
                                                  ------------------------------
                                                  Ralph Lowell, Jr.


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COMMONWEALTH OF MASSACHUSETTS )
                              ) SS.
COUNTY OF SUFFOLK             )



     Then personally appeared each of the above-named William A. Barron III, Thomas J. Brown, Dexter A. Dodge, Hugh A. Dunlap, Jr., Richard A. Farrell, Patrick Grant and Ralph Lowell, Jr. and acknowledged this instrument to be his free act and deed this 16th day of March, 1993.

                                              Regina M. Pisa
                                              ---------------------------------
                                              Notary Public
                                              My Commission Expires: 1-24-97
(SEAL)                                                              -----------